UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2011

Discover Card Execution Note Trust

(Exact name of issuing entity in respect of the notes as specified in charter)

Discover Card Master Trust I

(Exact name of issuing entity in respect of the Series 2007-CC Collateral Certificate as specified in charter)

Discover Bank

(Exact name of sponsor and depositor as specified in charter)

Delaware	333-141703-02	51-0020270
(State of Organization)	000-23108 033-54804	(IRS Employer Identification No.)
(Commission File Numbers)

c/o Discover Bank 12 Read’s Way New Castle, Delaware		19720
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (302) 323-7315

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreements

First Amendment. On October 18, 2011, Discover Card Master Trust I entered into the First Amendment to Second Amended and Restated Pooling and Servicing Agreement, between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee, to make more explicit Discover Bank’s existing authority to service receivables in charged-off accounts and to clarify additional matters in connection therewith.

Item 9.01	Exhibits

Exhibit No.	Description	Page

Exhibit 4.1	First Amendment to Second Amended and Restated Pooling and Servicing Agreement, dated as of October 18, 2011, by and between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Discover Bank (as Depositor for Discover Card Master Trust I and Discover Card Execution Note Trust)

Date: October 18, 2011	By:	/s/ Michael F. Rickert
Michael F. Rickert
Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description	Page

Exhibit 4.1	First Amendment to Second Amended and Restated Pooling and Servicing Agreement, dated as of October 18, 2011, by and between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee